Exhibit 31.1

Certification of Chief Executive Officer

I, Carl R. Christenson, certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Altra Industrial Motion Corp. for the year ended December 31, 2018; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By:	/s/ Carl R. Christenson
Name: Carl R. Christenson
Title: Chairman and Chief Executive Officer, Director

Date: July 2, 2019